UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 13, 2008 (February 8, 2008)

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 13, 2008, First Place Financial Corp. (the Registrant) announced the appointment David W. Gifford as Chief Financial Officer of the Registrant and its primary wholly owned subsidiary, First Place Bank, effective February 8, 2008. Mr. Gifford was previously serving as interim Chief Financial Officer. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Mr. Gifford entered into a letter agreement with the Registrant dated February 11, 2008 (“Agreement”), which provides for the terms of Mr. Gifford’s employment as Chief Financial Officer. Pursuant to the Agreement, Mr. Gifford will receive an annual salary of $190,000. In addition, he will be eligible for cash payments and equity awards under the Registrant’s management bonus program and long term incentive equity program based on the attainment of specific strategic objectives to be set annually by the Registrant. The compensation committee of the board of directors may also award additional stock options based on Mr. Gifford’s promotion to Chief Financial Officer. A cash award of $25,000 and an award of stock options with an intrinsic value of approximately $40,000 are anticipated to be made by the Registrant to Mr. Gifford for his successful completion of his service as interim Chief Financial Officer.

First Place Bank previously entered into a two-year change in control agreement with Mr. Gifford (“Change in Control Agreement”) the form of which was filed with the Securities and Exchange Commission in the Registrant’s annual report on form 10-K on September 13, 2007. This Change In Control Agreement is identical to the agreements First Place Bank has with nine other executive officers and is described in detail in the Registrant’s proxy statement filed on Schedule 14A dated September 25, 2007. This Change In Control Agreement with Mr. Gifford will continue in effect without change. Mr. Gifford will also continue to participate in employee benefit plans available to all eligible employees including retirement plans, insurance plans and paid time off.

David W. Gifford, age 55, a Certified Public Accountant, has been serving as Interim Chief Financial Officer of the Registrant and First Place Bank since September 2007. He previously served with First Place Bank as Principal Accounting Officer from 2006 to 2007, as Corporate Vice President – Finance from 2005 to 2006, and Vice President – Finance from 2004 to 2005. Prior to joining First Place Bank, Mr. Gifford was employed by Metropolitan Bank and Trust Company in a variety of capacities from 1996 to 2003, including serving as Vice President and Treasurer from 2001 to 2003. Mr. Gifford has a Bachelor of Science degree in Business Administration from The Ohio State University.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit No.	Description

	99.1	Press release of First Place Financial Corp. dated February 13, 2008 announcing the appointment of David W. Gifford as Chief Financial Officer of the Registrant effective February 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: February 13, 2008	By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

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